Exhibit 10.29

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), made this 1st day of December 2005 (the “Effective Date”) is entered into by Accellent Corp. (d/b/a Accellent, Inc.), a Colorado corporation with its principle place of business at 100 Fordham Road, Wilmington, MA 01887 (the “Company”), and Jeffrey M. Farina (the “Employee”).

WHEREAS, the Company desires to continue to employ the Employee on the terms and conditions contained herein; and

WHEREAS, the Employee desires to continue employment with the Company on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.            Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date (such period, as it may be extended in a writing signed by the parties hereto, the “Employment Period”), unless sooner terminated in accordance with the provisions of Section 4.

2.            Title, Capacity. The Employee shall serve as the Executive Vice President of Technology & CTO (Chief Technology Officer) and in such other position(s) as the President and Chief Executive Officer (“CEO”) may determine from time to time. The Employee shall have such authority as is delegated to him by the Company’s President and CEO. The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Company’s President and CEO or his designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein that may be adopted from time to time by the Company.

3.            Compensation and Benefits.

3.1.         Base Salary. The Company shall pay the Employee, pursuant to the Company’s normal payroll procedures for its employees, an annual base salary of Two hundred fifteen thousand dollars ($215,000.00). Such salary shall be subject to adjustment as determined by Company.

3.2.       Annual Incentive Bonus. The Employee will be eligible for an annual target bonus of fifty percent (50%) of his base salary (the “Annual Target Bonus”), based upon the Employee’s reaching individual and Company-related performance milestones to be set forth by the Company in a separate document. In addition, the Employee may be eligible for bonuses in excess of the Annual Target Bonus for his substantially exceeding the milestones set forth, as well as for other extraordinary performance. The setting of the performance milestones, as well as the determination of the amount of these bonuses, if any are earned, shall be determined by the President & CEO and approved by the Company’s Board of Directors (the “Board”) and the compensation committee thereof in the exercise of its discretion.

3.3.         Fringe Benefits. The Employee shall be eligible to participate in all bonus and benefit programs that the Company establishes and makes available to its employees,

if any, to the extent that the Employee’s position, tenure, salary, age, health and other qualifications make him eligible to participate.

3.4.         Automobile Allowance. After the conclusion of the lease on your current vehicle (scheduled to expire on August 9, 2006) you will be eligible for a monthly automobile allowance in the aggregate amount of $850.00 per month, to be paid and governed by the Company’s policy related to automobile allowances, as such policy may be amended from time to time.

3.5.         Vacation Accrual. The Employee will be eligible to accrue and use paid time off, pursuant to the Company’s standard policies and practices related to paid time off, as such may be amended from time to time.

3.6.         Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable and necessary travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement. Upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, the employee will be reimbursed by the Company for all reasonable expense subject to approval by the President and CEO.

3.7.         Stock Options. The Employee may be eligible for grants of stock options or other equity, as such may be granted and approved from time to time by the Board or the compensation committee thereof.

4.            Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1.         Expiration. Expiration of the Employment Period in accordance with Section 1;

4.2.         For Cause by the Company. At the election of the Company, for Cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.2, “Cause” for termination shall be deemed to exist upon a good faith finding by the Company of (a) an intentional act by the Employee which materially injures the Company; (b) an intentional refusal or failure by the Employee to follow lawful and reasonable directions of the President & Chief Executive Officer; (c) a willful and habitual neglect of duties by the Employee; (d) a breach by the Employee of the Company’s policies and procedures or any breach of the Employee’s obligations hereunder; or (e) a conviction of the Employee of a felony involving moral turpitude which is reasonably likely to inflict or has inflicted material injury on the Company.

4.3.         Death or Disability. Upon the death or disability of the Employee. As used in this Agreement, the term “disability” shall mean the inability of the Employee with reasonable accommodation as may be required by State or Federal law, due to a physical or mental disability, for a period of ninety (90) days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

4.4.         Resignation by the Employee. At the election of the Employee, upon not less than thirty (30) days prior written notice of termination; and

4.5.         Without Cause by the Company. At the election of the Company, without Cause, immediately upon written notice by the Company to the Employee.

5.            Effect of Termination.

5.1.         Termination for Cause or at Election of the Employee. In the event the Employee’s employment is terminated by Expiration pursuant to Section 4.1, for Cause pursuant to Section 4.2, or at the election of the Employee pursuant to Section 4.4, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.2.         Termination for Death or Disability. If the Employee’s employment is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation that would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

5.3.         Termination Without Cause. If the Employee’s employment is terminated without Cause pursuant to Section 4.5, and as an exclusive remedy to the Employee, the Company shall:

(a)            In accordance with the Company’s regular payroll practices, pay the Employee his base salary as severance pay for a period of twelve (12) months (the “Severance Period”); and

(b)           During the Severance Period, reimburse the Employee (or pay directly to the insurer, at the Company’s option) for the Company’s share of the costs associated with the Employee and his dependents continuing group medical benefits pursuant to COBRA, as such law may be amended, so long as the Employee remains eligible pursuant COBRA and he does not otherwise become eligible for medical benefits from a new employer subsequent to his termination. The Employee will be responsible for paying the Employee’s contribution for such insurance, along with the applicable administrative fee, during the Severance Period and he shall be responsible for all premiums and administrative fees following the conclusion of the Severance Period.

All payments and benefits provided pursuant to this Section 5.3 shall be conditioned upon and subject to the Employee’s first executing a severance agreement and general release of claims in favor of the Company, its officers, directors, employees and affiliates, drafted by and satisfactory to the Company.

5.4.         Survival. The provisions of Section 6 shall survive the termination of this

Agreement.

6.            Proprietary Information; Invention Assignment and Non-Competition. The Employee agrees to be bound by all of the provisions of the Company’s standard Non-Disclosure, Non-Solicitation, Non Competition and Invention Assignment Agreement, which is incorporated herein by reference and made a part hereof (the “Non-Disclosure Agreement”). A copy of the Non-Disclosure Agreement is attached hereto as Exhibit A.

7.            Other Agreements. The Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

8.            Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

9.            Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

10.          Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

11.          Amendment. This Agreement may be amended or modified only by a written instrument executed by both a properly authorized Executive Officer of the Company and the Employee.

12.          Governing Law and Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts. The parties agree that any disputes arising under this Agreement or otherwise related to the Employee’s employment with the Company shall be brought exclusively in the state and federal courts located in the Commonwealth of Massachusetts and the parties hereby waive any defense of lack of personal jurisdiction in any such action.

13.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

14.          Acknowledgment. The Employee states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Employee further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

15.          No Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

16.          Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

17.          Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

18.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

ACCELLENT CORP.

By:	/s/ RON SPARKS
Name:	Ron Sparks
Title:	President & CEO

EMPLOYEE

/s/ JEFFREY M. FARINA
Jeffrey M. Farina

NON-DISCLOSURE, NON-SOLICITATION, NON-COMPETITION

AND INVENTION ASSIGNMENT AGREEMENT

This Non-Disclosure, Non-Solicitation, Non-Competition and Invention Assignment Agreement is made by and between Accellent Corp. (d/b/a) Accellent, Inc., a Colorado corporation (hereinafter referred to collectively with any of its subsidiaries as the “Company”), and Jeffrey M. Farina (the “Employee”).

IN CONSIDERATION of the employment and continued employment of the Employee by the Company, the Employee and the Company agree as follows:

1.                                       Condition of Employment.

The Employee acknowledges that his employment with the Company is contingent upon his agreement to sign and adhere to the provisions of this Non-Disclosure, Non-Solicitation, Non-Competition and Invention Assignment Agreement (the “Agreement”).

2.                                       Proprietary and Confidential Information.

(a)         The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships, financial affairs or technical information (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include any confidential information provided by third parties, including confidential customer information, discoveries, inventions, products, product improvements, product enhancements, processes, methods, manufacturing and engineering techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b)        The Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c)          The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property set forth in paragraph (b) above also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the
Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

3.                                       Invention Assignment.

(a)        The Employee agrees to fully and promptly disclose to the Company any inventions, improvements, processes, procedures, techniques, documentation, specifications, research, designs, files, methods, ideas, whether patentable or not (collectively referred to as “Inventions”), which are created, made, conceived or reduced to practice by the Employee or under the Employee’s direction, whether or not during normal working hours or on the premises of the Company. The Employee has attached hereto as Schedule A, a list of Inventions as of the date of this Agreement which belong to the Employee and which the Employee shall not assign to the Company (the “Prior Inventions”), or, if no such list is attached, the Employee represents that there are no such Prior Inventions.

(b)    Any and all Inventions which the Employee may make, conceive, discover or develop during the term of his employment with the Company shall be deemed works made for hire under the applicable copyright laws, and it is intended that all such Inventions shall be the sole and exclusive property of the Company. The Employee agrees to assign and hereby does assign to the Company all his rights and interests in all Inventions, patents, copyrights, trademarks, and rights to royalties with respect to such Inventions, patents, copyrights, and trademarks, including all proprietary rights, publication rights, display rights, attribution rights, integrity rights, approval rights, publicity rights, privacy rights, or moral rights associated therewith. The Employee understands that this paragraph (b) shall not apply to Inventions which are made and conceived by the Employee (i) not during normal working hours, (ii) not on the Company’s premises, (iii) not using the Company’s tools, devices, equipment, or Proprietary Information (as defined in Paragraph 1), and (iv) not otherwise related to the business of the Company. The Employee further understands that this paragraph (b) shall not apply to Prior Inventions listed on Schedule A.

(c)      The Employee agrees to cooperate fully with the Company, both during and after his employment, to write and prepare all specifications and procedures regarding such Inventions and otherwise aid and assist the Company to procure, maintain, or enforce copyrights, patents or other intellectual property rights relating to Inventions. The Employee agrees to sign all papers, including without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company deems necessary or desirable in order to protect its rights and interests in Inventions. The Employee understands that he shall not receive any special or additional compensation for performing his obligations under this paragraph (c). If the Employee is called upon to render

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such assistance after he leaves the Company, however, the Employee will be entitled to reimbursement of any reasonable expenses incurred at the request of the Company.

4.                                       Other Agreements.

The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Employee further represents that his performance of all the terms of this Agreement and the performance of his duties as an employee of the Company do not and will not breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any non-disclosure or non-competition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

5.                                       Non-Competition and Non-Solicitation.

While employed by the Company, the Employee shall devote all of his business time, attention, skill and effort to the faithful performance of his duties for the Company. For a period of one (1) year after the termination or cessation of Employee’s employment for any reason, the Employee will not, in the geographical areas that the Company or any of its subsidiaries does business or has done business at the time of Employee’s departure, directly or indirectly:

(a)        Engage or assist others in engaging in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed or sold, or planned to be developed, manufactured, marketed or sold, by the Company or any of its subsidiaries while the Employee was employed by the Company; or

(b)      Either alone or in association with others (i) induce or attempt to induce, any employee or independent contractor of the Company to leave employment or other engagement with the Company, or (ii) hire, solicit or recruit or attempt to hire, solicit or recruit for employment engagement as an independent contractor, or any person who was employed by the Company at any time during the term of the Employee’s employment with the Company. This restriction shall not apply to hire of any individual who has not been employed by the Company for a period of six (6) months or more; or

(c)      Either alone or in association with others, solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers, business partners, investors or accounts of the Company which were contacted, solicited or served by the

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Company at any time during the term of the Employee’s employment with the Company and regarding which the Employee had either: (i) substantive contact; or (ii) access to confidential information.

6.      Ownership by Farina. Ownership by Farina, solely as a passive investment, of any equity interest in Medical Device Investment Holding Corporation (“MDIH”) shall not constitute a breach of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit Farina from providing: (x) any reasonable assistance required by MDIH to defend that certain case captioned Donald Ricci, George Shukov, evYsio Medical Devices ULC and Nexsten Holdings Ltd. v Medical Device Investment Holding Corp., Drew Freed and Bruce Mainwaring, pending in the Supreme Court of British Columbia (Case No 5034147); or (y) identifying, soliciting or negotiating with third parties for the acquisition by such third parties of the rights under that certain License and Technical Assistance Agreement dated June 1, 2000 between the UTI Corporation and MDIH, whether by sublicense, assignment or otherwise.

7.                                       Not An Employment Contract.

The Employee acknowledges that this Agreement does not constitute a contract of employment, either express or implied, and does not imply that the Company will continue the Employee’s employment for any period of time. This Agreement shall in no way alter the Company’s policy of employment at will, under which both the Employee and the Company remain free to terminate the employment relationship, with or without cause, at any time, with or without notice. This at-will employment relationship may only be altered in a writing signed by the President of the Company.

8.                                       Return of Company Property.

The Employee agrees to return immediately upon the cessation of his employment with the Company or earlier if requested by the Company, all Company property including, but not limited to, keys, files, records (and copies thereof), computer hardware and software, cellular phones, pagers, and Company vehicle, which is in his possession or control. The Employee acknowledges he has no ownership rights over such property. The Employee further agrees to leave intact all electronic Company documents, including those, which he developed or help develop during his employment.

9.                                       General Provisions.

(a)      Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(b)      Interpretation. If the Employee violates the provisions of Section 5 of this Agreement, the Employee shall continue to be bound by the restrictions set forth in Section 5

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until a period of one (1) year has expired without any violation of such provisions. If any restriction set forth in Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(c)      Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity or enforceability of any other provision of this Agreement.

(d)    Waiver. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(e)      Employee Acknowledgment and Equitable Remedies. The Employee acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and considers the restrictions to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and that therefore, in the event of any breach of this Agreement, the Employee agrees that the Company, in addition to any and all such other remedies that may be available, shall be entitled to specific performance and other injunctive relief without posting a bond.

(f)       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation or entity with which or into which the Company may be merged or which may succeed to its assets or business, provided however that the obligations of the Employee are personal and shall not be assigned by the Employee.

(g)    Subsidiaries and Affiliates. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(h)    Governing Law, Forum and Jurisdiction. This Agreement shall be governed by and construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof). Any action, suit, or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

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(i)     Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND FULLY UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

ACCELLENT CORP.

By:	/s/ RON SPARKS

President and CEO

JEFFREY M. FARINA

/s/ JEFFREY M. FARINA
(Signature)

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